UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2011
NiSource Inc.

(Exact name of registrant as specified in its charter)
Commission file number 001-16189

Delaware	35-2108964

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

801 East 86th Avenue
Merrillville, Indiana	46410

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07	Submission of Matters to a Vote of Security Holders
On May 10, 2011, NiSource Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 229,146,676 shares of common stock, par value $.01, or approximately 81.96% of the 279,580,251 shares of common stock outstanding as of the record date, were present in person or by proxy. Set forth below are the matters acted upon by Company stockholders at the Annual Meeting as described the Company’s Proxy Statement filed on April 1, 2011, and the final voting results on each such matter.
Proposal I: Election of Directors. The number of votes cast for and against each nominee, as well as the number of abstentions and broker non-votes, were as follows:

Name of Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard A. Abdoo	194,737,848	4,300,782	690,598	29,417,448
Steven C. Beering	192,713,318	6,206,768	809,142	29,417,448
Michael E. Jesanis	197,476,023	1,578,397	674,808	29,417,448
Marty R. Kittrell	190,707,916	8,387,487	633,825	29,417,448
W. Lee Nutter	194,665,136	4,391,189	672,903	29,417,448
Deborah S. Parker	194,707,184	4,323,197	698,847	29,417,448
Ian M. Rolland	195,349,934	3,657,125	722,169	29,417,448
Robert C. Skaggs	196,713,350	2,379,300	636,578	29,417,448
Richard L. Thompson	197,214,778	1,852,840	661,610	29,417,448
Carolyn Y. Woo	193,008,522	6,045,659	675,047	29,417,448
Each nominee, having received more votes in favor of his or her election than against election, was elected.

Proposal II: Ratification of Independent Registered Public Accountants. The number of votes cast for and against this matter, as well as the number of abstentions, were as follows:

Votes For	Votes Against	Abstentions
226,342,213	2,079,738	724,723
There were no broker non-votes as to Proposal II.
Proposal II, having received the affirmative vote of the holders of at least a majority of the shares of common stock present and entitled to vote at the Annual Meeting, was approved.
Proposal III: Advisory Vote on Executive Compensation. The number of votes cast for and against this matter, as well as the number of abstentions and broker non-votes, were as follows:

Votes For	Votes Against	Abstentions
190,943,352	7,340,813	1,445,063
There were 29,417,448 broker non-votes as to Proposal III.
Proposal III, having received the affirmative vote of the holders of at least a majority of the shares of common stock present and entitled to vote at the Annual Meeting, was approved.
Proposal IV: Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation. The number of votes cast in favor of the annual, every 2 years and every 3 years alternatives, as well as the number of abstentions and broker non-votes, were as follows:

Annually	Every 2 Years	Every 3 Years	Abstentions
173,035,677	4,256,108	20,823,647	1,613,796
There were 29,417,448 broker non-votes as to Proposal IV.
The Annual alternative in Proposal IV, having received the affirmative vote of the holders of at least a majority of the shares of common stock present and entitled to vote at the Annual Meeting, was adopted as the stockholders’ preference. The Company intends to include a stockholder vote annually on the compensation of executives in its proxy materials until the next required vote on the frequency of stockholder votes on the compensation of executives.

Proposal V: Stockholder Proposal regarding Stockholder Action by Written Consent. The number of votes cast for and against this matter, as well as the number of abstentions and broker non-votes, were as follows:

Votes For	Votes Against	Abstentions
84,565,352	113,435,006	1,728,870
There were 29,417,448 broker non-votes as to Proposal V.
Proposal V, having failed to receive the affirmative vote of the holders of at least a majority of the shares of common stock present and entitled to vote at the Annual Meeting, was not approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: May 13, 2011	By:	/s/ Robert E. Smith
Robert E. Smith
Vice President and Assistant Corporate Secretary